   As filed with the Securities and Exchange Commission on June 29, 1994

                                                    Registration No. 33-______


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                       _______________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                        GAYLORD CONTAINER CORPORATION
            (Exact name of registrant as specified in its charter)

       Delaware                                             36-3472452
(State of incorporation)                               (I.R.S. Employer
                                                        Identification No.)


          500 Lake Cook Road, Suite 400, Deerfield, Illinois  60015

                   (Address of principal executive offices)

          GAYLORD CONTAINER CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                               Daniel P. Casey
                           Executive Vice President
                                  Suite 400
                              500 Lake Cook Road
                          Deerfield, Illinois 60015

                                (708) 405-5500
      (Name, address, including zip code, and telephone number,including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------


                                   Proposed       Proposed
   Title of                        Maximum        Maximum
  Securities        Amount         Offering       Aggregate   Amount
  to be             to be           Price          Offering   Regist.
  Registered      Registered 1     Per Share 2      Price 2    Fee 2
 -----------      ------------     -----------    ---------   -------
Class A Common      200,000           $5.00      $1,000,000   $344.83
Stock, par value
$.0001 per share
=========================================================================

1 Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares of Class A Common Stock which may be issuable pursuant to the antidilution provisions of the Plan.

2 Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the American Stock Exchange on June 28, 1994.

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Gaylord Container Corporation (the "Company") with the Commission and information contained therein are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993.

     2. All documents filed by the Company pursuant to Sections 13(a), and 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal period covered by the Registrant document referred to in (1) above.

     3. The Company's description of the Company's Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Exchange Act on April 28, 1988, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents.


Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          Not applicable.


Item 6.   Indemnification of Officers and Directors.

          Under Section 145 of the Delaware Corporation Law, the Company is empowered to indemnify its directors and officers in the circumstances therein provided.

          The Company's Restated Certificate of Incorporation, as amended, provides that no directors shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

          Under Article Nine of its Restated Certificate of
Incorporation, as amended, the Company shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it currently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Company. The Company shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article Nine of the Restated Certificate of Incorporation or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article Nine of the Restated Certificate of Incorporation is not paid in full within forty-five days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article Nine of the Restated Certificate of Incorporation shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Company's Restated Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

          In addition, directors and officers are insured, at the Company's expense, against some liabilities which might arise out of their employment and may or may not be subject to indemnification under Article Nine of the Restated Certificate of Incorporation.


Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.


4.1            Restated Certificate of Incorporation of the
               Company, as amended, (incorporated by reference to Exhibit 3.1 of the Registrant's current Report on Form 8-K filed on October 30, 1992 under the Securities Exchange Act of 1934, as amended).

4.2 By-laws of the Company (incorporated by reference from Exhibit 3(b) to the Registrant's Form S-4 Registration Statement, Registration No 33-41799, as amended).

4.3 Gaylord Container Corporation Employee Stock Purchase Plan effective as of July 1, 1994.

5.1 Opinion of Kirkland & Ellis with respect to the legality of the securities being registered

23.1           Consent of Deloitte & Touche

23.2           Consent of Kirkland & Ellis (included in opinion filed as
               Exhibit 5.1).

25             Power of Attorney

Item 9.   Undertakings.


          1. The undersigned Registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacity indicated, in the City of Deerfield, State of Illinois, on the 29th day of June, 1994.

                                   GAYLORD CONTAINER CORPORATION


                                   By:     /s/ Daniel P. Casey
                                       ---------------------------------
                                        Daniel P. Casey
                                        Executive Vice President


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on June 29, 1994.

         Signatures                         Title

/s/ Marvin A. Pomerantz              Chairman, Chief Executive Officer and
- -----------------------------------  Director (Principal Executive
Marvin A. Pomerantz                  Officer)

/s/ Daniel P. Casey                  Executive Vice President
- -----------------------------------  (Principal Financial Officer)
Daniel P. Casey

/s/ Jeffrey B. Park                  Vice President - Corporate Controller
- -----------------------------------  (Principal Accounting Officer)
Jeffrey B. Park

Frank E. Babb*                       Director
- -----------------------------------
Frank E. Babb

                                     Director
- -----------------------------------
Norman H. Brown, Jr.

Harve A. Ferrill*                   Director
- -----------------------------------
Harve A. Ferrill

John E. Goodenow*                   Director
- -----------------------------------
John E. Goodenow

David B. Hawkins*                   Director
- -----------------------------------
David B. Hawkins

John Hawkinson*                     Director
- -----------------------------------
John Hawkinson

                                    Director
- -----------------------------------
Warren J. Hayford

Richard S. Levitt*                  Director
- -----------------------------------
Richard S. Levitt

                                    Director
- -----------------------------------
Ralph L. MacDonald, Jr.

Thomas H. Stoner*                   Director
- -----------------------------------
Thomas H. Stoner


*By   /s/ Daniel P. Casey
    ---------------------------------
    Daniel P. Casey, Attorney-in-Fact

                              INDEX TO EXHIBITS




  Exhibit                                              Sequentially
    No.             Description of Exhibit             Numbered Page
  --------   -------------------------------------     -------------
  4.1        Restated Certificate of Incorporation of
             the Company, as amended, (incorporated by reference from Exhibit 3.1 of the Registrant's current Report on Form 8-K filed on October 30,
             1992 under the Securities Exchange Act of 1934, as amended).

  4.2        By-laws of the Company (incorporated by
             reference from Exhibit 3(b) to the
             Registrant's Form S-4 Registration Statement,
             Registration No 33-41799, as amended).

  4.3        Gaylord Container Corporation Employee Stock
             Purchase Plan effective as of July 1, 1994.

  5.1 Opinion of Kirkland & Ellis with respect to the legality of the securities being registered.

  23.1       Consent of Deloitte & Touche.

  23.2 Consent of Kirkland & Ellis (included in opinion filed as Exhibit 5.1).

  25         Power of Attorney